Exhibit 5.1

April 18, 2024	505450.00005

Barnes & Noble Education, Inc.

120 Mountainview Blvd.

Basking Ridge, NJ 07920

Re:   Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Barnes & Noble Education, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company (including all exhibits thereto, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to the Company’s proposed pro rata distribution of non-transferable rights (the “Rights”) to purchase shares having an aggregate public offering price of up to $45,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, to its stockholders. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

i.	the Registration Statement;

ii.	the form of Subscription Agent Agreement by and between the Company, Computershare Trust Company, N.A. and Computershare Inc.;

iii.	the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, as certified as of April 12, 2024 by the Secretary of State of the State of Delaware;

iv.	the Company’s Second Amended and Restated By-Laws, as amended, as presently in effect, as certified by an officer of the Company as of April 18, 2024;

v.

a certificate, dated as of April 12, 2024, from the Secretary of State of the State of Delaware certifying as to the existence and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”); and

vi.

resolutions adopted by the Alternative Transactions Committee of the board of directors of the Company, dated April 15, 2024, relating to the proposed issuance of the Rights and Shares and the Registration Statement and other matters related thereto, as certified by an officer of the Company as of April 18, 2024 (the “Board Resolutions”).

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In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us upon which we have relied; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that each document submitted to us is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with their respective terms; (vii) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; (x) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; and (xi) that at or prior to the time of the issuance and delivery of the Rights or the Shares, the Registration Statement will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

We have also assumed that the Rights and the Shares will be issued and sold as described in the Registration Statement and the Prospectus and upon issuance of the Shares, the total amount of shares then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions contained herein, we are of the opinion that (i) when the Registration Statement becomes effective under the Securities Act and (ii) upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus and in accordance with the Board Resolutions, (A) the Rights will be valid and binding obligations of the Company and (B) the Shares will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

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This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely to you in connection with the Registration Statement and may not be relied on for any other purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our Firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP